Exhibit 99.1
STONE ENERGY CORPORATION
Announces Mt. Providence Drilling Success
LAFAYETTE, LA. January 10, 2018
Stone Energy Corporation (NYSE: SGY) today announced drilling success at the deep water Mt. Providence development well at Mississippi Canyon Block 28. Stone generated the prospect and owns a 100% working interest in the well.

The Mt. Providence well (the MC 28 #4 well) encountered approximately 153 net feet of high quality, primarily oil pay in one Miocene interval with no visible water level, which exceeded pre-drill expectations. Completion operations on the Mt. Providence well will commence in the second quarter of 2018 with first production expected early in the third quarter of 2018. The well is expected to have an initial production rate of approximately 3,000 to 5,000 barrels of oil equivalent per day and will be tied back to the 100% Stone owned Pompano platform through existing subsea infrastructure.

Interim Chief Executive Officer and President James M. Trimble stated, “We are excited about the Mt. Providence drilling results. This successful well will quickly generate additional production and cash flow with minimal incremental operating cost since we can capitalize on existing subsea infrastructure and available capacity at our Pompano platform. I appreciate the efforts of the entire Stone team that contributed to this success.”

Separately, the Derbio well (the MC 72 #3 well) is now expected to spud in late January 2018 with results expected early in the second quarter of 2018. Derbio is a Stone-generated prospect and follows the Rampart Deep success announced in September 2017. If successful, the Rampart Deep/Derbio project could be a multi-well tie back to the Stone 100% owned Pompano platform, with first production expected by late 2019. Working interest partners in the Derbio prospect are Stone with 40%, Deep Gulf Energy III, LLC with 30% (Operator) and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%.

Forward-Looking Statements
Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities or results that Stone plans, expects, believes, projects, estimates, or anticipates will, should, or may occur in the future, including future production of oil and gas, future capital expenditures and drilling and completion of wells, and future financial or operating results are forward-looking statements. All forward-looking numbers are approximate. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; risks related to our previously announced combination with Talos Energy LLC; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s

Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com